As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boqii Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building 9, No. 388, Shengrong Road, Pudong

New District, Shanghai 201210

The People’s Republic of China

+86-21-61096226

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Amended and Restated 2018 Global Share Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800 221-0102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Yingzhi (Lisa) Tang

Director, co-Chief Executive Officer and Chief Financial Officer

Boqii Holding Limited

Building 9, No. 388, Shengrong Road, Pudong

New District, Shanghai 201210

The People’s Republic of China

+86-21-61096226

Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 Class A ordinary shares, par value US$0.001 per share, of the Registrant, that are issuable under the Registrant’s Amended and Restated 2018 Global Share Plan. These 4,000,000 Class A ordinary shares are additional securities of the same class as other securities for which original registration statement (File No. 333-256675) on Form S-8 was respectively filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2021. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference.

(1)	The Registrant’s latest annual report on Form 20-F filed with the Commission on July 22, 2021 (File No. 001-39547); and

(2) The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on September 22, 2020, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-39547).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on May 31, 2022.

Boqii Holding Limited

By:	/s/ Yingzhi (Lisa) Tang
Name:	Yingzhi (Lisa) Tang
Title:	Director, co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hao (Louis) Liang and Yingzhi (Lisa) Tang and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2022.

Signature	Title

/s/ Hao (Louis) Liang	Director, Chairman and Chief Executive Officer (principal executive officer)
Hao (Louis) Liang

/s/ Yingzhi (Lisa) Tang	Director, co-Chief Executive Officer and Chief Financial Officer
Yingzhi (Lisa) Tang

/s/ Di (Jackie) Chen	Director
Dong Li

/s/ Leaf Hua Li	Director
Leaf Hua Li

/s/ Noorsurainah Tengah	Director
Noorsurainah Tengah

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Boqii Holding Limited, has signed this registration statement or amendment thereto in New York on May 31, 2022.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Twelfth amended and restated memorandum and articles of association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 initially filed on September 8, 2020) (File No. 333-248641)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 initially filed on September 22, 2020, as amended) (File No. 333-248641)

4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 initially filed on September 22, 2020, as amended) (File No. 333-248641)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1*	Amended and Restated 2018 Global Share Plan

23.1*	Consent of Maples and Calder (Hong Kong) LLP (Hong Kong) (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*Filed herewith.